Exhibit 99.2
FOR IMMEDIATE RELEASE
MONDAY, MARCH 16, 2009
CARE INVESTMENT TRUST INC. ANNOUNCES QUARTERLY DIVIDEND —
APPOINTS PAUL F. HUGHES CFO AND TREASURER
NEW YORK — March 16, 2009 — Care Investment Trust Inc. (NYSE: CRE) (“Care” or the “Company”) today announced that its Board of Directors has declared a dividend of $0.17 per share of common stock for the fourth quarter 2008. The dividend is payable on April 9, 2009 to common shareholders of record on March 26, 2009.
In addition, the Company today announced the election of Paul F. Hughes as Chief Financial Officer and Treasurer effective March 17, 2009. Mr. Hughes replaces Frank E. Plenskofski, who informed the Board that he will be resigning effective at the close of business on March 16, 2009 and after the filing of the Company’s Form 10-K annual report.
Mr. Hughes brings over 30 years of experience to the Company. He has held a number of executive and senior level positions at CIT Group Inc. (“CIT”) during his career and currently serves as Chief Financial Officer of CIT’s Corporate Finance unit. Mr. Hughes’ prior experience includes serving as Senior Vice President within CIT’s Equipment Finance unit, where he was responsible for overseeing financial operations, and serving as Senior Vice President of CIT’s Corporate Development unit, where he oversaw the coordination of acquisitions and dispositions of CIT’s businesses. Prior to that he served as Director within CIT’s Internal Audit department and also served as a Manager at Coopers and Lybrand (predecessor firm to PricewaterhouseCoopers). Mr. Hughes is a graduate of Northeastern University in Boston, Massachusetts with a B.S. in Business Administration and a concentration in Accounting and has also attended the Executive Management Program at the Tuck School of Business at Dartmouth.
F. Scott Kellman, President and Chief Executive Officer of Care, said, “We are excited to welcome Paul to the Care Investment Trust senior management team. Paul’s extensive financial and operational experience will be of great value to our Company.”
“We thank Frank for his efforts during the past year and wish him well in his future endeavors,” added Mr. Kellman.
About Care Investment Trust
Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt. It is externally managed and advised by CIT Healthcare LLC, a wholly-owned subsidiary of CIT Group Inc.
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Care Investment Trust Inc.
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Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
For more information on the company, please visit the company’s website at www.carereit.com
FOR FURTHER INFORMATION

AT CARE INVESTMENT TRUST:	AT FINANCIAL RELATIONS BOARD:
Scott Kellman	Leslie Loyet
President and Chief Executive Officer	Analysts / Investors
(212) 771-9360	(312) 640-6672
scott.kellman@carereit.com	lloyet@mww.com
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